UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     November 12, 2008

ECOLAB INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

370 Wabasha Street North, Saint Paul, Minnesota		55102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:     651-293-2233

(Not applicable)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13a-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On November 12, 2008, Ecolab Inc. (the “Company”), along with Henkel AG & Co. KGaA and Henkel Corporation (together, the “Selling Stockholders”), entered into an underwriting agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters listed therein (the “Underwriters”), pursuant to which the Selling Stockholders agreed to sell to the Underwriters 61,346,454 shares (the “Offered Shares”) of common stock of the Company, including 5,576,950 shares pursuant to the option granted to the Underwriters to cover over-allotments. On November 18, 2008, the public offering and sale (the “Offering”) of all of the Offered Shares contemplated by the Underwriting Agreement was consummated.

The Offering was registered under the Securities Act of 1933, as amended, by a registration statement on Form S-3 (Registration No. 333-155246). The above description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 hereto and is incorporated by reference herein.

The Underwriters and their affiliates have performed, from time to time, and may in the future perform, various investment banking, commercial lending, financial advisory and other services for the Company, including participating as lenders under the Company’s credit facilities, arrangers and dealers under our commercial paper programs and book-running managers of our registered debt offering conducted in February 2008, for which they received or will receive customary compensation.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits.

1.1

Underwriting Agreement, by and among Ecolab Inc., Henkel AG & Co. KGaA, Henkel Corporation and Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters listed therein

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAB INC.

Date: November 18, 2008	By:	/s/ Sarah Z. Erickson
By: Sarah Z. Erickson
Its: Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description	Method Of Filing

1.1

Underwriting Agreement, by and among Ecolab Inc., Henkel AG & Co. KGaA, Henkel Corporation and Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters listed therein

Filed herewith electronically